UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2016 (December 20, 2016)

TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36542 (Commission File Number)	46-4780940 (IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Mr. David Springer from the Board

On December 20, 2016, Mr. David Springer resigned from his position as a director of the board of directors (the “Board”) of TerraForm Power, Inc. (the “Company”). The resignation was contingent upon, and effective immediately prior to, the election of Mr. David Pauker as a director of the Board. Mr. Springer’s resignation was not the result, in whole or in part, of any disagreement with the Company.

(d) Election of Mr. David Pauker to the Board

On December 20, 2016, the Board voted to elect Mr. David Pauker to be a member of the Board effective immediately. Certain biographical and other information with respect to Mr. Pauker is set forth below. The Company believes that Mr. Pauker qualifies as an independent director under applicable stock exchange rules. In connection with the election of Mr. Pauker to the Board, the Board consulted with various parties, including SunEdison, Inc., the Company's controlling shareholder.

In connection with his election to the Board, Mr. Pauker received restricted stock units representing 11,700 shares of the Company’s class A common stock (the “RSUs”). The RSUs, which were granted pursuant to the Company’s 2014 Second Amended and Restated Long-Term Incentive Plan, dated as of April 11, 2014 (the “Long-Term Incentive Plan”), are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) entered into between the Corporation and Mr. Pauker. Pursuant to the RSU Award Agreement, the RSUs will vest in full on the earliest of (i) May 25, 2017, (ii) the date Mr. Pauker resigns with the consent of the Board, (iii) the date Mr. Pauker is removed from the Board without cause, or (iv) the date of a Change in Control (as defined in the Long-Term Incentive Plan). Mr. Pauker will also earn annual fees for his service as a director and a member of any committees of the Board on which he may serve. Such annual fee for service as a director will not be prorated for service in 2016. No Board committee appointment or related fee arrangement for serving as a Board committee member has yet been determined for Mr. Pauker.

Biography of Mr. Pauker

David Pauker has more than 25 years of experience as a financial consultant and turnaround manager specializing in underperforming companies. From 2002 to 2015, Mr. Pauker was the executive managing director of Goldin Associates, LLC, a leading national restructuring advisory firm. At Goldin, Mr. Pauker was a senior advisor to institutional investors, lenders and management in connection with companies in consumer products, energy & natural resources, financial services, manufacturing, media & telecommunications, real estate, retail, textile & apparel and other industries. He has served as interim CEO, COO or chief restructuring officer for numerous companies undergoing significant transition and has advised clients in connection with the restructurings of Boston Generating, Calpine, Mirant, Northwestern, NRG, Power Company of America and SemGroup. He is a Fellow of the American College of Bankruptcy and a member of the Board of Directors of Lehman Brothers, appointed pursuant to the Lehman bankruptcy plan. He has frequently been ranked among leading U.S. restructuring advisors. Mr. Pauker is a graduate of Cornell University and the Columbia University School of Law.

Item 7.01 Regulation FD Disclosure.

On December 27, 2016, the Company issued a press release announcing the election of Mr. Pauker to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and the press release attached as an exhibit hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 27, 2016, titled “TerraForm Power Announces Election of Independent Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
Name: Sebastian Deschler Title: Senior Vice President, General Counsel and Secretary

Date: December 27, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated December 27, 2016, titled “TerraForm Power Announces Election of Independent Director”